Exhibit 10.19

                     Securities Purchase Agreement between
                      CNL Hospitality Properties, Inc. and
                    Five Arrows Realty Securities II L.L.C.,
                            dated February 24, 1999




                          SECURITIES PURCHASE AGREEMENT

                          Dated as of February 24, 1999

                                      among

                        CNL HOSPITALITY PROPERTIES, INC.,

                            CNL HOTEL INVESTORS, INC.

                                       and

                     FIVE ARROWS REALTY SECURITIES II L.L.C.



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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I................................................................... 2

         1.   PURCHASE OF CHP COMMON STOCK.................................. 2
               1.1.    Purchase of CHP Common Stock......................... 2
               1.2.    Timing of Purchases.................................. 2
               1.3.    Use of Proceeds...................................... 3
               1.4.    Purchase Price....................................... 3
               1.5.    Issuance of Note in lieu of CHP Common
                       Stock................................................ 3
               1.6.    Conversion of Note................................... 3

ARTICLE II.................................................................. 3

         2.   REPRESENTATIONS AND WARRANTIES OF CHP......................... 3
               2.1.    Corporate Power and Authority........................ 3
               2.2.    Consents and Approvals; Authorization
                       and Noncontravention................................. 4
               2.3.    Existence and Good Standing.......................... 4
               2.4.    Capital Stock........................................ 6
               2.5.    Valid Issuance of Shares; No Personal
                       Liability............................................ 6
               2.6.    Subsidiaries and Investments......................... 6
               2.7.    Financial Statements and No Material Changes......... 7
               2.8.    Title to Properties; Encumbrances.................... 8
               2.9.    Leases............................................... 8
               2.10.   Contracts............................................ 9
               2.11.   Restrictive Documents................................ 9
               2.12.   Litigation........................................... 9
               2.13.   ERISA................................................10
               2.14.   Environmental Matters................................11
               2.15.   Taxes................................................13
               2.16.   Compliance with Laws.................................14
               2.17.   No Changes Since Balance Sheet Date..................14
               2.18.   Disclosure...........................................14
               2.19.   Broker's or Finder's Fees............................15
               2.20.   Insurance............................................16

ARTICLE III.................................................................16

         3.   REPRESENTATIONS AND WARRANTIES OF FIVE ARROWS.................16
               3.1.    Power and Authority..................................16
               3.2.    Existence and Good Standing..........................16
               3.3.    Consents; Authorization..............................16
               3.4.    Accredited Investor..................................16
               3.5.    Investment...........................................16
               3.6.    Rule 144.............................................17
               3.7.    Brokers or Finders...................................17
               3.8.    Ownership Limits.....................................17

ARTICLE IV..................................................................17

         4.   COVENANTS.....................................................17
               4.1.    Use of Proceeds......................................17
               4.2.    Notice of Default....................................17
               4.3.    Stockholder Approval.................................17
               4.4.    Appointment of Five Arrows Director..................19
               4.5.    Further Assurances...................................19
               4.6     Supplemental Disclosure..............................19
               4.7     Prohibition on Issuance of Securities................19

ARTICLE V...................................................................19

         5.   CONDITIONS TO CHP'S OBLIGATIONS...............................19
               5.1.    Representations and Warranties.......................19
               5.2.    Approvals............................................20
               5.3.    Proceedings..........................................20

ARTICLE VI..................................................................20

         6.   CONDITIONS TO THE INITIAL PURCHASE............................20
               6.1.    Representations and Warranties.......................20
               6.2.    Performance of Agreements............................20
               6.3.    Approvals............................................20
               6.4.    Opinion of CHP's Counsel.............................21
               6.5.    Good Standing and Other Certificates.................21
               6.6.    No Material Adverse Change...........................21
               6.7.    Registration Rights Agreement........................21
               6.8.    Hotel Investors Subscription Agreement...............21
               6.9.    Valid Issuance.......................................21
               6.10.   Appointment of Five Arrows Director..................21
               6.11.   D&O Insurance........................................21
               6.12.   Investment in Advisor................................22
               6.13.   Proceedings..........................................22
               6.14    Opinion of CHP's Tax Counsel.........................22
               6.15    Approval of Financing and Other
                       Material Documents...................................22

ARTICLE VII.................................................................22

         7.   CONDITIONS TO SUBSEQUENT PURCHASES............................22
               7.1.    Representations and Warranties.......................22
               7.2.    Performance of Agreements............................22
               7.3.    Assurance of Performance.............................23
               7.4.    Performance of Hotel Investors
                       Subscription Agreement...............................23
               7.5.    No Material Adverse Change...........................23
               7.6.    Valid Issuance.......................................23
               7.7.    Five Arrows Director.................................23
               7.8.    D&O Insurance........................................23

ARTICLE VIII................................................................24

         8.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNITY.....................................................24
               8.1.    Survival.............................................24
               8.2.    Indemnification......................................24

ARTICLE IX..................................................................26

         9.   MISCELLANEOUS.................................................26
               9.1.    Preservation of Confidential Information.............26
               9.2.    Governing Law........................................26
               9.3.    Prevailing Party.....................................26
               9.4.    Captions.............................................26
               9.5.    Publicity............................................26
               9.6.    Notices..............................................26
               9.7.    Successors and Assigns...............................28
               9.8.    Counterparts.........................................28
               9.9.    Entire Agreement.....................................28
               9.10.   Amendments...........................................29
               9.11.   Severability.........................................29
               9.12.   Termination of Agreement.............................29






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                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of February 24, 1999, among CNL Hospitality Properties, Inc., a Maryland corporation ("CHP"), CNL Hotel Investors, Inc., a Maryland corporation ("Hotel Investors"), and Five Arrows Realty Securities II L.L.C., a Delaware limited liability company ("Five Arrows").

                              W I T N E S S E T H:

                  WHEREAS, Five Arrows, CHP and CNL Hospitality Partners, LP, a Delaware limited partnership ("Hospitality Partners") 100% of the partnership interests of which are owned by CHP through its wholly owned subsidiaries have formed Hotel Investors to be operated as a real estate investment trust ("REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, a purpose of Hotel Investors is to acquire from various sellers affiliated with Western International ("WI") 100% of the partnership interests in partnerships that own certain hotels identified on
Exhibit 1 hereto or, with the consent of Five Arrows, such other hotels as may be substituted in lieu thereof of similar quality, characteristics and subject to the same cross-default obligations as the hotels on Exhibit 1 (the "Hotels") and to manage the Hotels (collectively, the "Business"); and

                  WHEREAS, the Hotels are expected to be subject to leases with a new entity affiliated with WI; and

                  WHEREAS, in accordance with the Subscription and Stockholders' Agreement, (the "Hotel Investors Subscription Agreement") dated as of February 24, 1999, among Five Arrows, CHP and Hospitality Partners, Five Arrows has agreed to contribute to Hotel Investors up to a maximum amount of $50,886,508.86 (the "Five Arrows Commitment"), and Hospitality Partners has agreed to contribute to Hotel Investors up to a maximum of $39,982,488.90 (the "Hospitality Commitment"), for the acquisition of the Hotels; and

                  WHEREAS,   pursuant  to  the  Hotel   Investors   Subscription
Agreement upon making advances on the Five Arrows Commitment and in consideration therefor, Five Arrows will purchase from Hotel Investors shares of 8% Class A Cumulative Preferred Stock of Hotel Investors (the "Class A Preferred Stock") having an aggregate liquidation preference equal to the aggregate amount of such advances; and

                  WHEREAS, the Class A Preferred Stock shall be exchangeable for newly issued shares of CHP common stock, par value $.01 per share ("CHP Common Stock"), upon the terms set forth in the Hotel Investors Subscription Agreement; and

                  WHEREAS, to provide a portion of the funds necessary in order for Hospitality Partners to satisfy the Hospitality Commitment therefor, CHP desires to issue the CHP Common Stock required to be delivered to the holders of the Class A Preferred Stock upon any such exchange; and

                  WHEREAS, Five Arrows desires to purchase and CHP desires to sell up to an additional 1,578,947 shares of CHP Common Stock, at purchase price of $9.50 per share, for a maximum aggregate investment of $14,999,996.50, each upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth and the respective covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                  1.       PURCHASE OF CHP COMMON STOCK.

                           1.1. Purchase of CHP Common Stock. Upon the terms and
subject to the conditions herein stated, CHP agrees to issue and sell to Five Arrows, and Five Arrows agrees to purchase from CHP, up to 1,578,947 shares of CHP Common Stock (the "Shares") at a purchase price (the "Purchase Price") of $9.50 per share, for a maximum aggregate investment of $14,999,996.50 (the "Five Arrows Investment"). On any Closing Date (as defined in Section 1.2 hereof) on which Five Arrows purchases Shares, CHP shall deliver to Five Arrows a certificate registered in Five Arrows' name (or satisfactory evidence of such issuance), representing the Shares to be issued to Five Arrows at the closing on the applicable Closing Date (each a "Closing"). Five Arrows may elect to pay that portion of the Purchase Price required to be paid by Five Arrows at each Closing by wire transfer to either (i) an account designated by CHP within two days before the applicable Closing Date or (ii) an account designated by Hospitality Partners, for the benefit of Hotel Investors and on behalf of CHP, within two days before the applicable Closing Date.

                           1.2. Timing of Purchases. At any time or from time to
time between the date hereof and December 31, 1999, Five Arrows shall be required, subject to the conditions set forth below, to purchase Shares within 10 days of receipt of a notice from CHP (a "Notice of Purchase") which notice shall (a) state that CHP has received notice from Hospitality Partners requesting that Hospitality Partners fund all or any portion of the Hospitality Commitment (each such amount to be funded to be referred to as an "Incremental Funding") and (b) specify the portion of the Five Arrows Investment to be made which shall not exceed the lesser of the balance of the Five Arrows Commitment or 37.52% of the applicable Incremental Funding; provided, however, that such portion shall be rounded down to the nearest whole share so as to avoid the issuance of fractional shares of CHP Common Stock, and the date (each a "Closing Date") such Shares are to be purchased (a "Purchase," and the first Purchase, the "Initial Purchase").

                           1.3. Use of  Proceeds.  In no event shall Five Arrows
be required to purchase any Shares other than by reason of the funding of any Hospitality Commitment.

                           1.4.  Purchase  Price.  Five  Arrows  shall,  on each
Closing Date, pay to CHP (or, in accordance with Section 1.1 hereof, to Hospitality Partners) the Purchase Price for the number of Shares specified in the applicable Notice of Purchase. Upon receipt of such Purchase Price, CHP shall deliver to Five Arrows that number of Shares equal to the Purchase Price divided by 9.5. For example, if the portion of the Hospitality Commitment required by Hotel Investors on a particular Closing Date (i.e., the Incremental Funding) is $22,000,000, then the Purchase Price shall be $8,254,400 for 868,884 Shares and the remaining Five Arrows Commitment shall be $6,745,596.

                           1.5.  Issuance  of Note in lieu of CHP Common  Stock.
Notwithstanding the foregoing, in the event that Five Arrows would own more than 9.8% of the outstanding CHP Common Stock as a result any purchase of Shares hereunder and the ownership limitations set forth in the Articles of Incorporation of CHP (the "Ownership Limits") have not theretofore been amended or waived to permit Five Arrows to hold in excess of such limitations, Five Arrows shall (i) purchase in the aggregate that number of whole Shares that would cause Five Arrows to own up to but not in excess of 9.8% of the outstanding CHP Common Stock and (ii) loan to CHP the balance of any Incremental Funding in exchange for the promissory note of CHP and Hotel Investors substantially in the form of Exhibit 1.5 attached hereto (the "Note").

                           1.6.  Conversion of Note. The principal amount of the
Note shall be converted automatically into shares of CHP Common Stock, at one time or from time to time as the holder of the Note is permitted under the amended or waived Ownership Limits to own additional shares of CHP Common Stock. The per share conversion price shall be equal to the principal amount converted divided by 9.5 and upon any such conversion, the accrued and unpaid interest on the converted portion of the Note shall be paid immediately by CHP. All shares of CHP Common Stock issued upon such conversion shall be fully paid and nonassessable, and the Holder (as defined below) thereof shall be entitled to the same rights with respect to such shares (including, without limitation, registration rights) as if such shares were purchased pursuant to Section 1.4 hereof.

                                   ARTICLE II

                  2. REPRESENTATIONS AND WARRANTIES OF CHP. CHP, with respect to itself and each of its Subsidiaries (as such term is defined in Section 2.6 hereof), represents and warrants, as of the date hereof (except as otherwise specified herein), and as may be updated pursuant to Section 4.6 hereof as of each Closing Date as if made on such Closing Date, as follows:

                           2.1. Corporate Power and Authority.  CHP has the full
legal right, power and authority to enter into this Agreement, the Note, the Registration Rights Agreement, dated February 24, 1999 by and between CHP and Five Arrows (the "CHP Registration Rights Agreement"), the Hotel Investors Subscription Agreement and any other agreements executed in connection herewith or therewith (collectively with this Agreement, the "Transaction Documents"), and to issue and sell the Shares to be issued pursuant to this Agreement and to consummate the other transactions contemplated hereby and thereby.

                           2.2.   Consents  and  Approvals;   Authorization  and
Noncontravention. Except as set forth in Schedule 2.2 attached hereto, there is no requirement applicable to CHP or any of its Subsidiaries to make any filing with, or obtain any permit, authorization, consent or approval of, any governmental authority or any other person as a condition to the lawful consummation by CHP and any of its Subsidiaries of the transactions contemplated by this Agreement and the Transaction Documents. This Agreement and each other Transaction Document has been duly and validly authorized, executed and delivered by CHP and any of its Subsidiaries party thereto and constitute the valid and legally binding agreements of CHP and each Subsidiary who is a party thereto, enforceable against them in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery by CHP and such subsidiaries of this Agreement, and the other agreements and instruments to be executed and delivered by CHP in connection herewith and therewith, do not and the consummation of the transactions contemplated hereby and thereby will not, in any manner which would have a material adverse effect on CHP: (i) violate any provision of the Articles of Incorporation or By-Laws of CHP or of any of CHP's Subsidiaries; (ii) except as set forth on Schedule 2.2, violate any provision of, or result in the termination or acceleration of, or default under, or entitle any party to accelerate (whether after the filing of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the assets of CHP or of any of CHP's Subsidiaries pursuant to any provision of any mortgage, lien, lease, agreement, license, or instrument, or violate any law, regulation, order, arbitration award, judgment or decree to which CHP or any of CHP's Subsidiaries is a party or by which CHP or any of CHP's Subsidiaries or any of their respective properties is bound, or (iii) violate or conflict with, or create a default under, any other material contract, including, without limitation, those contracts listed on Schedule 2.10 attached hereto, or restriction of any kind or character to which CHP or any of its Subsidiaries is bound or subject.

                           2.3.     Existence and Good Standing.

                           (a)  CHP  and  each  of  CHP's   Subsidiaries   is  a
corporation or partnership, duly formed or organized, validly existing and in good standing under the laws of its organization, as the case may be. CHP and each of CHP's Subsidiaries has the requisite power, corporate or otherwise, to own its property and to carry on its business as it is now being conducted. CHP is duly qualified to do business and is in good standing in the jurisdictions listed on Schedule 2.3 attached hereto, which are the only jurisdictions in which the character or location of the properties owned or leased by CHP or the nature of the business conducted by CHP makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on CHP.

                           (b) CHP has  qualified  as a REIT  under the Code and
has taken no action or omitted to take any action, the effect of which reasonably could be expected to disqualify CHP as a REIT under the Code.

                           2.4.     Capital Stock.

                           (a) The authorized  capital stock of CHP consists of:
(i) 60,000,000 shares of Common Stock; (ii) 3,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"); and (iii) 63,000,000 shares of excess stock, par value $.01 per share (the "Excess Stock"). As of November 20, 1998, (i) 3,290,417.022 shares of Common Stock were validly issued and outstanding, fully paid and nonassessable, and no shares of Preferred Stock or Excess Stock have been issued or are outstanding; and (ii) no shares of Common Stock and no shares of Preferred Stock were reserved for issuance. All of such shares of capital stock of CHP have been duly authorized, validly issued, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth on Schedule 2.4, (i) no shares of capital stock of CHP or any of CHP's Subsidiaries are subject to preemptive rights or any other similar rights; (ii) no securities, directly or indirectly, are convertible into or exchangeable for any of the capital stock of CHP or any of CHP's Subsidiaries; and (iii) no options, warrants, rights, calls or commitments relating to such shares or other such securities, are outstanding.

                           (b) Except as set forth on Schedule 2.4,  neither CHP
nor any of its Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock nor are there any outstanding rights to repurchase capital stock of CHP or any of its Subsidiaries, except as set forth in or contemplated by this Agreement. Except as set forth on Schedule 2.4, there are no agreements between CHP's shareholders with respect to the voting, transfer or registration of CHP's capital stock.

                           2.5. Valid Issuance of Shares; No Personal Liability.

                           (a) When issued,  sold and  delivered  in  accordance
with the terms hereof for the consideration expressed herein, the Shares will be duly and validly issued, fully paid and non-assessable. The Shares are not subject to preemptive rights or any other similar rights and will be issued in compliance with all applicable federal and state securities laws. Five Arrows, upon purchase of the Shares, will not be subject to personal liability by reason of being a holder of Shares.

                           (b) The  shares of CHP Common  Stock when  issued and
delivered upon exchange for shares of Class A Preferred Stock in accordance with the terms hereof will be duly and validly issued, fully paid and non-assessable and will not be subject to preemptive rights or any other similar rights. Such shares of CHP Common Stock will be issued in compliance with all applicable federal and state securities laws. Five Arrows, upon issuance of such shares of CHP Common Stock, will not be subject to personal liability by reason of being a holder of such shares.

                           2.6. Subsidiaries and Investments.  CHP's only direct
or indirect Subsidiaries are listed in Schedule 2.6 attached hereto. The outstanding shares of capital stock, partnership or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, as applicable, and are owned by CHP, directly or through one or more Subsidiaries, free and clear of any lien, charge, encumbrance or other security interests except as set forth in Schedule 2.6. For purposes of this Agreement, "Subsidiary" shall mean a Person (as defined in Section 2.10) in which CHP has the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation or the trustees of a real estate investment trust, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over such Person. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust other than a real estate investment trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

                           2.7.    Financial Statements and No Material Changes.

                           (a) CHP has  heretofore  furnished  Five  Arrows with
true and correct copies of (i) the audited consolidated balance sheet and the related statements of income and cash flows, including the footnotes thereto, of CHP and CHP's Subsidiaries as of the end of their latest fiscal year ended December 31, 1997 ("Fiscal 1997"), all of which were audited by Coopers & Lybrand L.L.P., and (ii) the unaudited consolidated balance sheet of CHP and CHP's Subsidiaries and the related statements of income and cash flows as of September 30, 1998 prepared by CHP. (The balance sheet of CHP and CHP's Subsidiaries at December 31, 1997 is hereinafter referred to as the "Balance Sheet" and such date is hereinafter referred to as the "Balance Sheet Date"). Such financial statements including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied throughout the periods presented. The Balance Sheet fairly presents the financial condition of CHP and CHP's Subsidiaries at the date thereof and, except as indicated therein, reflects all known or asserted material claims against and all material debts and liabilities of CHP and CHP's Subsidiaries, fixed or contingent, as at the date thereof, and the related statements of income and retained earnings fairly present the results of the operations of CHP and CHP's Subsidiaries and the changes in its financial position for the period indicated each in accordance with GAAP, except as specified therein.

                           (b) CHP has filed all forms,  reports  and  documents
(the "SEC Reports") required to be filed by it pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC") since September 30, 1998. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the Securities Act and the applicable rules and regulations promulgated by the SEC thereunder. None of the SEC Reports, as of their respective dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. CHP has heretofore furnished or offered to furnish Five Arrows with true and correct copies of all SEC Reports and Exhibits and Schedules thereto required to be filed by CHP with SEC.

                           (c) Since the  respective  dates of the  material SEC
Reports, except as otherwise listed on Schedule 2.7(c) attached hereto, there has been no material adverse change in the assets or liabilities, or in the business affairs or business prospects of CHP or any of its Subsidiaries (present or anticipated) or condition, financial or otherwise, or in the results of operations of CHP or any of CHP's Subsidiaries; and to the best knowledge, information and belief of CHP, no fact or condition (not of general knowledge) exists or is contemplated or threatened which might reasonably be expected to cause such a change in the future.

                           2.8. Title to Properties; Encumbrances. Except as set
forth on Schedule 2.8 attached hereto and except for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, CHP and each of CHP's Subsidiaries has, and on each Closing Date, will have, good, valid and marketable title to (a) all of its material properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto or in a Schedule to this Agreement, and (b) all of the material properties and assets purchased by CHP or any of CHP's Subsidiaries since the Balance Sheet Date, in each case subject to no material encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the Balance Sheet or in a Schedule to this Agreement, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not detract from the value of, or impair the use of, such property by CHP or any of CHP's Subsidiaries in the operation of their respective businesses, and (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent and liens of carriers, warehousemen, vendors and material men incurred in the ordinary course of business securing sums not yet due and payable (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").

                           2.9.  Leases.  Except as set forth on  Schedule  2.9,
each lease of material real or personal property to which CHP and each of its Subsidiaries is a party is in full force and effect, and there exists no event of default or event, occurrence, condition or act (including the purchase of the Shares or any of the conditions precedent hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease to real or personal property. CHP and each of its Subsidiaries is not currently in default of any of the terms or conditions under any such lease to real or personal property and, to the best knowledge, information and belief of CHP, all of the material covenants to be performed by any other party under any such lease to real or personal property have been fully performed. The real or personal property leased by CHP and each of its Subsidiaries is in a state of good maintenance and repair in all material respects.

                           2.10. Contracts. Except as set forth on Schedule 2.10
attached hereto, neither CHP nor any of CHP's Subsidiaries is bound by (a) any material contract or other agreements relating to the acquisition or disposition by CHP or any of CHP's Subsidiaries of any operating business or the capital stock or assets of any person, (b) any material agreement, contract or commitment relating to the employment of any person by CHP or any of CHP's Subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan, (c) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock, (d) any material agreement, contract or commitment relating to capital expenditures not yet made, (e) any material loan or advance to, or material investment in, any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any material agreement, contract or commitment relating to the making of any such loan, advance or investment,
(f) any material guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business), (g) any material management service, consulting or any other similar type of contract, unless entered into or incurred in the ordinary course of business,
(h) any material agreement, contract or commitment limiting the freedom of CHP or any of CHP's Subsidiaries to engage in any line of business or to compete with any Person, (i) any material bank debt, loan, credit or other financing arrangement, and (j) except as otherwise disclosed in this Agreement or a Schedule or Exhibit annexed hereto, any material agreement, contract or commitment not entered into in the ordinary course of business. Each contract or agreement set forth on Schedule 2.10 (or required to be set forth on Schedule 2.10) is in full force and effect and except as set forth on Schedule 2.10, there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Shares, or any of the conditions precedent hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default or event of default thereunder.

                           2.11. Restrictive  Documents.  Except as set forth on
Schedule 2.11 attached hereto, neither CHP nor any of CHP's Subsidiaries is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, in any such case which is material to CHP, which would prevent consummation of the transactions contemplated by this Agreement, compliance by CHP with the terms, conditions and provisions hereof or the continued operation of CHP's or any of CHP's Subsidiaries' business after the date hereof or each Closing Date on substantially the same basis as heretofore operated or which would restrict the ability of CHP or any of CHP's Subsidiaries to acquire any property or conduct business in any area.

                           2.12.  Litigation.  Except as set  forth on  Schedule
2.12 attached hereto, there is no material action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or any investigation by any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of CHP threatened, against or affecting CHP or any of CHP's Subsidiaries, or any of their respective properties or rights, and CHP does not know of any valid basis for any action, proceeding or investigation. Except as set forth on Schedule 2.12, neither CHP nor any of CHP's Subsidiaries is subject to any judgment, order or decree entered in any lawsuit or proceeding which is reasonably likely to have a material adverse effect on its operations, business practices, present or anticipated, or ability to acquire any property or conduct business.

                           2.13.  ERISA.  (i) Each employee benefit plan defined
in Section 3(3) of ERISA in respect of which CHP or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA of CHP (each a "Plan") is in substantial compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Benefit Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct in all material respects and fairly presents the funding status of such Benefit Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Benefit Plan had an accumulated (whether or not waived) funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no lien imposed under the Code or ERISA exists or is likely to arise on account of any Benefit Plan within the meaning of Section 412 of the Code. Neither CHP nor any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and CHP is not aware of any facts indicating that CHP or any of its ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code, CHP does not maintain a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. Neither CHP nor any of its ERISA Affiliates have incurred any liability under the Worker Adjustment and Retraining Notification Act. All Plans in existence on the initial Closing Date are set forth on Schedule 2.13 attached hereto. For purposes of this Agreement,
(i) "Termination Event" means (a) a Reportable Event with respect to any Benefit Plan (with respect to which the 30 day notice requirement has not been waived);
(b) the withdrawal of CHP or any ERISA Affiliate from a Benefit Plan during a plan year in which CHP or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) providing a written notice of intent to terminate a Benefit Plan to affected parties of a distress termination described in Section 4041(c) of ERISA; or (d) the institution by the Pension Benefit Guarantee Corporation of proceedings to terminate a Benefit Plan, (ii) "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA that is subject to Title IV of ERISA (other than a Multiemployer Plan) and in respect of which CHP or any ERISA Affiliate is or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA,
(iii) "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by CHP or any ERISA Affiliate, (iv) "ERISA Affiliate" means any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as CHP, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with CHP, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as CHP, any corporation described in clause (a) above or any partnership or trade or business described in clause (b) above and (v) "Reportable Event" means any of the events described in Section 4043(b) of ERISA (other than events for which the notice requirements have been waived).

                           2.14.  Environmental Matters.  Except as set forth in
Schedule  2.14  attached  hereto,  to the best  knowledge of the Company and its
Subsidiaries:

                                    (a) The operations and properties of CHP and
its Subsidiaries are in material compliance with Environmental Laws;

                                    (b) CHP and its  Subsidiaries  have obtained
and is in compliance with all necessary permits or authorizations that are required under Environmental Laws to operate the facilities, assets and business of CHP and its Subsidiaries;

                                    (c)  There  has been no  Release  (i) at any
assets, properties or businesses owned or operated by CHP, any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by CHP, any of its Subsidiaries or any predecessor in interest that would result in any Environmental Liabilities except to the extent that any such Release is not reasonably likely to have a material adverse effect on the business (present or anticipated) or condition (financial or otherwise), properties, results of operations or prospects of CHP or its Subsidiaries;

                                    (d)  No   Environmental   Claims  have  been
asserted against CHP, any of its Subsidiaries or any predecessor in interest nor does CHP or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Claims against CHP or any of its Subsidiaries which is reasonably likely to result in Environmental Liabilities except to the extent that any such Environmental Claims are not reasonably likely to have a material adverse effect on the business (present or anticipated) or condition (financial or otherwise), properties, results of operations or prospects of CHP or its Subsidiaries;

                                    (e)  No   Environmental   Claims  have  been
asserted against any facilities that may have received Hazardous Materials generated by CHP, any of its Subsidiaries or any predecessor in interest which is reasonably likely to result in Environmental Liabilities except to the extent that any such Environmental Claims are not reasonably likely to have a material adverse effect on the business (present or anticipated) or condition (financial or otherwise), properties, results of operations or prospects of CHP or its Subsidiaries;

                                    (f) CHP has  delivered  to Five  Arrows true
and complete copies of all Phase I environmental assessments, environmental reports, studies, material correspondence or investigations in their possession regarding any Environmental Liabilities, or any environmental conditions, at the assets, properties or businesses of CHP or any of its Subsidiaries; and

                                    (g) To the  extent  that any of the  assets,
properties or businesses owned or operated by CHP or any of its Subsidiaries are located in "wetlands" regulated under Environmental Laws, CHP and its Subsidiaries are in compliance with Environmental Laws regulating those "wetlands" except to the extent that any such failure to comply is not reasonably expected to have a material adverse effect on the business (present or anticipated) or condition of CHP or its Subsidiaries or any predecessor in interest.

                                    (h) Schedule 2.14(h) is a true, complete and
accurate list of each instance where the operations of CHP and its Subsidiaries or the environmental conditions of the real estate presently or formerly owned or operated by CHP or its Subsidiaries or its predecessors in interest are not in material compliance with an Environmental Law or give rise to Environmental Liabilities. None of the items listed on Schedule 2.14 individually or in the aggregate would have a material adverse effect on CHP and its Subsidiaries.

                                    For   purposes   of  this   Agreement,   (i)
"Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq.; and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment, (ii) "Environmental Liabilities" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Claim filed by any governmental authority or any third party against CHP or its Subsidiaries or any predecessors in interest which relate to any violations of Environmental Laws, Remedial Actions, Releases or threatened Releases of Hazardous Materials from or onto (a) any assets, properties or businesses presently or formerly owned by CHP, its Subsidiaries or a predecessor in interest, or (b) any facility which received Hazardous Materials generated by the Company, its Subsidiaries or a predecessor in interest, (iii) "Environmental Claim" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party alleging violations of Environmental Laws or Releases of Hazardous Materials (a) from any assets, properties or businesses of CHP and its Subsidiaries or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facility, which received hazardous materials generated by CHP and its Subsidiaries or any predecessor in interest, (iv) "Hazardous Materials" include
(a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components exhibiting a Hazardous Material characteristic, including but not limited to asbestos-containing materials, (v) "Release" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment, (vi) "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate to cause substantial danger to public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) any other actions authorized by 42 U.S.C. 9601.

                           2.15.    Taxes.  Except as set forth on Schedule 2.15
attached hereto:

                                    (a) All  taxes and  assessments,  including,
without limitation, income, property, sales, use, franchise, value added, employees' income withholding and social security taxes and import duties, including interest and penalties thereon, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, for which CHP or any of CHP's Subsidiaries may be liable in respect of all periods prior to each Closing Date (including taxes in respect of tax periods ending on each Closing Date and taxes in respect of tax periods ending after each Closing Date to the extent attributable to the portion of that period which ends on each Closing Date), either have been paid when due or will be paid when due. All tax returns required to be filed through the date hereof taking into account all lawful extensions of due dates (and each Closing Date), including, without limitation, information returns, have been (or will be) duly and timely filed taking into account all lawful extensions of due dates and are (or will be) true, complete and correct in all material respects and all deposits and payments required by law to be made by CHP or any of CHP's Subsidiaries, including with respect to employees' withholding taxes, have been duly made in accordance with all applicable laws, except to the extent that such failure to make such payment would not reasonably be expected to have a material adverse effect on CHP or any of its Subsidiaries. As of the date hereof, no such returns have been the subject of an audit or examination by any taxing authority. There is not now in force any waiver or agreement by CHP or any of CHP's Subsidiaries for the extension of time for the assessment of any tax.

                                    (b) There are no tax sharing  agreements  or
arrangements or tax indemnity agreements between CHP or any of CHP's Subsidiaries and any other person, including any agreements or undertakings provided by CHP or any of CHP's Subsidiaries to any Person requiring CHP or such Subsidiary to take any action, or refrain from taking any action, to reduce or defer the tax liability of such other Person.

                                    (c)   Neither   CHP   nor   any   of   CHP's
Subsidiaries has ever been an includable corporation in any affiliated group of corporations within the meaning of Section 1504 of the Code of 1986 (or any similar provision of state or other tax law).

                                    (d)   Neither   CHP   nor   any   of   CHP's
Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of section 341(f) of the Code (or any similar provision of state or other tax law) or agreed to have section 341(f)(2) of the Code or any similar provision of state or other tax law) apply to any disposition of any asset owned by CHP or any of CHP's Subsidiaries.

                           2.16.  Compliance  with Laws.  Except as set forth on
Schedule 2.16 attached hereto, CHP and each of CHP's Subsidiaries is in compliance in all material respects with all applicable laws, regulations, orders, judgments and decrees. Neither CHP nor any of CHP's Subsidiaries, any employee of CHP nor any of CHP's Subsidiaries nor any of CHP's affiliates acting upon CHP's request has at any time made any payments for unlawful political contributions or made any bribes, kickback payments or other illegal payments.

                           2.17. No Changes Since Balance Sheet Date.  Since the
Balance Sheet Date, except as expressly contemplated hereby or as disclosed in a Schedule or Exhibit hereto (including, without limitation, Schedule 2.17) or any SEC Report, neither CHP nor any of CHP's Subsidiaries has (a) incurred any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business (and neither CHP nor any of CHP's Subsidiaries is in default in respect of the terms or conditions of any indebtedness), (b) permitted any of its assets to be subjected to any material mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens), (c) sold, transferred or otherwise disposed of any material assets except in the ordinary course of business, (d) made any material capital expenditure or commitment therefor, except in the ordinary course of business, (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares, other than regularly scheduled cash dividends, (f) made any material bonus or profit sharing distribution or payment of any kind, (g) materially increased its indebtedness for borrowed money or made any material loan to any Person, (h) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any executive employee or other employees, except in the ordinary course of business, (j) canceled or waived any claims or rights of substantial value, (k) made any material change in any method of accounting or audit practice, (l) otherwise conducted its business or entered into any transaction, except in the ordinary course of business, or (m) agreed, whether or not in writing, to do any of the foregoing.

                           2.18.  Disclosure.   None  of  this  Agreement,   the
financial statements referred to in Section 2.7 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by CHP or by any of its directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact, or omits any statement of material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which made.

                           2.19.  Broker's  or Finder's  Fees.  Except for a fee
payable by CHP to CNL Hospitality Advisors, Inc. in the amount of $600,000, CHP has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any other Transaction Document or any of the transactions contemplated hereby.

                           2.20.  Insurance.  CHP and  each of its  Subsidiaries
maintains insurance policies, including but not limited to fire and casualty and worker's compensation policies, which provide with reputable third party insurers coverage customary for companies similarly situated and otherwise adequate for its businesses.

                                   ARTICLE III

                  3. REPRESENTATIONS AND WARRANTIES OF FIVE ARROWS. Five Arrows hereby represents, warrants and agrees, as of the date hereof and as of each Closing Date, as if made on such Closing Date, as follows:

                           3.1.  Power and  Authority.  Five Arrows has the full
legal right, power and authority to enter into this Agreement and the Transaction Documents, and to consummate the other transactions contemplated hereby and thereby.

                           3.2.  Existence and Good  Standing.  Five Arrows is a
limited liability company, duly formed or organized, validly existing and in good standing under the laws of its organization.

                           3.3. Consents; Authorization. There is no requirement
applicable to Five Arrows to make any filing with, or obtain any permit, authorization, consent or approval of, any governmental authority or any other person as a condition to the lawful consummation by Five Arrows of the transactions contemplated by this Agreement and the Transaction Documents. This Agreement, when executed and delivered by Five Arrows, will constitute a valid and legally binding obligation of Five Arrows, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor's rights generally and of general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                           3.4.   Accredited   Investor.   Five   Arrows  is  an
accredited investor as defined in Rule 501 under the Securities Act.

                           3.5. Investment.  Five Arrows is acquiring the Shares
for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Five Arrows understands that the Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, and cannot be transferred by it unless subsequently registered under the Securities Act or if an exemption from the registration requirements exists.

                           3.6.  Rule 144.  Five  Arrows  acknowledges  that the
Shares must be held indefinitely unless subsequently registered under the Securities Act, or unless an exemption from such registration is available. Five Arrows is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, which presently include, among other things, in most circumstances (i) the existence of a public market for the Shares, (ii) the availability of certain current public information about CHP, (iii) the resale occurring not less than one year after a party has purchased and fully paid for the securities to be sold from CHP or affiliate of CHP, (iv) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)), and
(v) the number of shares being sold during any three-month period not exceeding specified limitations.

                           3.7.   Brokers  or  Finders.   Five  Arrows  has  not
incurred, and will not incur, directly or indirectly, as a result of any action taken by Five Arrows, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                           3.8.  Ownership Limits. The issuance of shares of CHP
Common Stock to Five Arrows pursuant to this Agreement will not cause Five Arrows or any member of Five Arrows to Beneficially or Constructively Own (as such terms are defined in the Articles of Incorporation of CHP) shares in excess of the Ownership Limits that are applicable to Five Arrows and its members pursuant to Section 7.6 and 7.7 of the Articles of Incorporation of CHP as such Articles are in effect at the time of any issuance, taking into account the waiver of certain Ownership Limits referred to in Section 4.3(a) hereof.

                                   ARTICLE IV

                  4.       COVENANTS.

                           4.1. Use of Proceeds.  Any portion of the Five Arrows
Investment received by CHP on account of Five Arrows' purchase of Shares pursuant to this Agreement shall immediately be contributed by CHP to Hospitality Partners to immediately fund its corresponding capital commitment to Hotel Investors.

                           4.2. Notice of Default. As soon as practicable and in
any event within 5 business days of the occurrence of a default or failure by CHP or Hospitality Partners to perform or observe any covenant, agreement, or obligation contained in this Agreement, the Registration Rights Agreement, the Hotel Investors Subscription Agreement or any Transaction Document contemplated hereby or thereby, CHP shall notify Five Arrows of such default or failure.

                           4.3.     Stockholder Approval.

                           (a) CHP  covenants  that it will  call a  meeting  of
stockholders of CHP to be held no later than June 30, 1999 (the "Stockholder Meeting Deadline"), for purposes of securing stockholder approval for the waiver of the Ownership Limits set forth in Section 7.6(ii)(a) and (b) of the Articles of Incorporation of CHP. Notwithstanding anything to the contrary contained herein, any waiver of the Ownership Limits shall neither waive nor purport to waive the limitations contained in Sections 7.6(ii)(c), (d) or (e) of CHP's Articles of Incorporation. CHP will promptly prepare and file and will provide to each of its stockholders entitled to vote at such meeting in advance of such meeting, a proxy statement complying with Section 14 of the Exchange Act soliciting each such stockholder's affirmative vote at such stockholder meeting in favor of the amendment of CHP's Articles of Incorporation to permit the Board of Directors of CHP to waive the Ownership Limits with respect to issuance of the shares of CHP Common Stock and upon the exchange of Class A Preferred Stock pursuant to the Hotel Investors Subscription Agreement. Such proxy statement shall reflect that the Board of Directors has approved the waiver of such ownership limitation with respect to Five Arrows, subject to stockholder approval. CHP and its Board of Directors shall recommend to the stockholders that they approve such proposal and shall use its best efforts to solicit its stockholders' approval of such amendment. Such proxy statement shall not seek approval of any matters other than the approval described in the preceding sentence and the election of directors, which shall include a nominee designated by Five Arrows, which may be the director designated pursuant to Section 4.4 hereof. CHP shall file such proxy statement with the SEC on a timely basis so as to permit the stockholders' meeting to be held by the Stockholder Meeting Deadline. Five Arrows shall have the opportunity to review and comment on each version of the Proxy Statement submitted to or filed with the SEC.

                           (b)  Upon  approval  by  CHP's  stockholders  of  the
amendment of CHP's Articles of Incorporation to permit the Board of Directors of CHP to waive the Ownership Limits with respect to the issuance of shares and the exchange of shares of Class A Preferred Stock for shares of CHP Common Stock pursuant to the Hotel Investors Subscription Agreement, (i) CHP shall deliver to Five Arrows (A) a certificate of the Secretary of CHP certifying that the stockholders of the Company have approved such amendment and (B) a certified copy of the amended Articles of Incorporation of CHP as filed with the State of Maryland and (ii) the balance of the outstanding principal amount of the Note shall be converted into shares of CHP Common Stock as provided in Section 1.6 hereof and any accrued and unpaid interest thereon shall be paid to the holder of the Note as set forth in Section 1.6 hereof.

                           (c)   Notwithstanding   anything   to  the   contrary
contained herein, any waiver of the Ownership Limits shall (i) neither waive nor purport to waive the limitations contained in Sections 7.6(ii)(c), (d) or (e) of CHP's Articles of Incorporation and (ii) be subject to the condition that Five Arrows make representations at the time of such waiver that the issuance of shares of CHP Common Stock in excess of the Ownership Limits to Five Arrows pursuant to this Agreement or the exchange of shares of Class A Preferred Stock for shares of CHP Common Stock in excess of the Ownership Limits pursuant to the Hotel Investors Subscription Agreement will neither (a) cause any individual within the meaning of Section 542(a)(2) of the Code, as modified by Section 856(h) of the Code, to own more than 9.9% of the stock of CHP, directly or indirectly through the application of Section 544 of the Code, as modified by
Section  856(h)  of the Code nor (b)  cause  the  Company  to own  (directly  or
Constructively (as defined in Section 7.6(i) of CHP's Articles of Incorporation)) an interest in an tenant that is described in Section 856(d)(2)(B) of the Code.

                           4.4.  Appointment of Five Arrows Director.  CHP shall
use it best efforts to qualify, nominate and recommend to the stockholders that they elect to the Board of Directors the nominee designated by Five Arrows from time to time (the "Five Arrows Director") at each meeting of stockholders at which directors are generally elected.

                           4.5.  Further  Assurances.  CHP and Five Arrows shall
take any and all actions, in a manner satisfactory to the other, to meet each condition to closing set forth herein, keep all its respective representations and warranties hereunder true, complete and correct and effect all applicable actions contemplated by this Agreement required to be effected on or prior to each Closing Date.

                           4.6  Supplemental  Disclosure.  CHP  shall  have  the
continuing obligation up to and until the entire amount of the Five Arrows Investment has been invested in CHP to supplement promptly or amend the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or listed in the Schedules; provided, however, that for the purpose of the rights and obligations of Five Arrows hereunder, (a) any such supplemental disclosure that may be reasonably considered by Five Arrows to be material and adverse to Five Arrows, CHP or any of its Subsidiaries shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by Five Arrows and (b) such supplemental disclosure other than as described in clause (a) shall be deemed to have been disclosed as of the date of this Agreement.

                           4.7  Prohibition  on Issuance of  Securities.  For so
long as any shares of Class A Preferred Stock are outstanding, other than in accordance with and pursuant to employee benefit plans approved by the Board of Directors of CHP, CHP shall not issue any shares of CHP Common Stock (or rights, warrants or other securities convertible into or exchangeable for CHP Common Stock) after the date hereof at a purchase price per share (or having a conversion, exchange or exercise price per share of CHP Common Stock) (excluding the value of services and other intangible assets) of less than $9.50.

                                    ARTICLE V

                  5. CONDITIONS TO CHP'S OBLIGATIONS. The obligation of CHP to consummate the transactions contemplated by this Agreement on each Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

                           5.1.    Representations    and    Warranties.     The
representations and warranties of Five Arrows contained in this Agreement shall be true, complete and correct in all material respects (except that representations and warranties qualified by materiality, material adverse effect or knowledge shall, as so qualified, be true and correct in all respects) on and as of the applicable Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                           5.2.  Approvals.  All governmental and other consents
and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received (including but not limited to the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired, if applicable).

                           5.3.  Proceedings.  All  proceedings  to be  taken in
connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to CHP and its counsel, and CHP shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                                   ARTICLE VI

                  6. CONDITIONS TO THE INITIAL PURCHASE. The obligation of Five Arrows to purchase Shares pursuant to the Notice of Purchase for the Initial Purchase on such Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

                           6.1.    Representations    and    Warranties.     The
representations and warranties of CHP contained in this Agreement or in any Exhibit or Schedule attached hereto shall be true, complete and correct in all material respects (except that representations and warranties qualified by materiality, material adverse effect or knowledge shall, as so qualified, be true and correct in all respects) on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and CHP shall have delivered to Five Arrows a certificate, dated such Closing Date, to such effect.

                           6.2. Performance of Agreements.  All of the covenants
and agreements of CHP to be performed on or before such Closing Date pursuant to the terms hereof or the terms of any Exhibit hereto, shall have been duly performed in all material respects, and CHP shall have delivered to Five Arrows a certificate, dated such Closing Date, to such effect.

                           6.3. Approvals.  All material  governmental and other
material consents, filings and approvals necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received and be in full force and effect (including but not limited to the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, having expired, if applicable).

                           6.4.  Opinion  of  CHP's  Counsel.   CHP  shall  have
furnished Five Arrows with a favorable opinions, dated such Closing Date, of both of Shaw Pittman Potts & Trowbridge, special counsel to CHP, and Lowndes Drosdick Kantor & Reed, P.A., Florida counsel to CHP, each in form and substance satisfactory to Five Arrows and its counsel, to the effect set forth on Exhibit
6.4 attached hereto.

                           6.5. Good Standing and Other Certificates.  CHP shall
have delivered to Five Arrows a certificate from the Secretary of State or other appropriate official of the State of Maryland, and such other states as applicable to the effect that CHP and each of CHP's Subsidiaries are in good standing or subsisting in each such State and listing all charter documents of CHP and each of CHP's Subsidiaries on file with each such State.

                           6.6. No Material  Adverse  Change.  Since the Balance
Sheet Date and prior to such Closing Date, there shall be no material adverse change in the assets or liabilities, the business (present or anticipated), or condition, financial or otherwise, the results of operations, of CHP and each of CHP's Subsidiaries and CHP shall have delivered to Five Arrows a certificate, dated such Closing Date, to such effect.

                           6.7.  Registration Rights Agreement.  On such Closing
Date, CHP shall have properly and validly executed the Registration Rights Agreement in the form of Exhibit 6.7 annexed hereto.

                           6.8. Hotel Investors Subscription  Agreement. On such
Closing Date, Hotel Investors, CHP and Hospitality Partners shall have properly and validly executed the Hotel Investors Subscription Agreement and taken all actions required to be taken by it hereunder.

                           6.9. Valid Issuance. The Shares to be issued and sold
by CHP and to be acquired by Five Arrows shall be duly authorized and validly issued to Five Arrows, free and clear of all liens, encumbrances, restrictions and claims of every kind. Five Arrows shall have received properly completed stock certificates representing the number of Shares being purchased by Five Arrows on such Closing Date.

                           6.10.  Appointment of Five Arrows Director.  Prior to
or concurrent with the Initial Purchase, the Five Arrows Director shall have been elected and qualified to become a member of the Board of Directors of CHP.

                           6.11.  D&O   Insurance.   CHP  shall  have  purchased
officers' and directors' liability insurance with respect to the Five Arrows Director and on such terms and with such carrier as are reasonably acceptable to Five Arrows.

                           6.12.  Investment in Advisor.  Prior to or concurrent
with the Initial Closing, the investment by Five Arrows in CNL Hospitality Advisors, Inc. shall be occurring substantially with the Initial Purchase.

                           6.13.  Proceedings.  All  proceedings  to be taken in
connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Five Arrows and its counsel, and Five Arrows shall have received copies of all such documents and other evidences as it or its counsel may request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

                           6.14  Opinion  of CHP's Tax  Counsel.  CHP shall have
furnished Five Arrows with a reasoned opinion satisfactory to Five Arrows and its counsel, dated the Closing Date, of PriceWaterhouseCoopers LLP, or other tax counsel satisfactory to Five Arrows and its counsel, that Five Arrows should not recognize "unrelated business taxable income" within the meaning of Section 512 of the Code as a result of Five Arrows' investment in CNL Hotel Investors, Inc.

                           6.15  Approval  of  Financing   and  Other   Material
Documents. CHP shall have furnished Five Arrows with all documents related to the financing of the Hotels by Hotel Investors and all other material documents required to be delivered by Hotel Investors thereunder or in connection with the transactions contemplated hereunder and thereunder, and all such documents including any material changes, amendments, modifications or waivers thereto shall have been approved by Five Arrows and its counsel, in their sole discretion.

                                   ARTICLE VII

                  7. CONDITIONS TO SUBSEQUENT PURCHASES. The obligation of Five Arrows to purchase Shares pursuant to any Notice of Purchase after the Initial Purchase on such Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

                           7.1.  Representations  and  Warranties.   Subject  to
Section 4.6 hereof, the representations and warranties of CHP contained in this Agreement or in any Exhibit or Schedule attached hereto shall be true, complete and correct in all material respects (except that representations and warranties qualified by materiality, material adverse effect or knowledge shall, as so qualified, be true and correct in all respects) on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                           7.2. Performance of Agreements.  All of the covenants
and agreements of Hotel Investors, CHP and Hospitality Partners to be performed on or before such Closing Date pursuant to the terms hereof, the Note or the terms of any other agreement contemplated hereby and thereby, shall have been duly performed in all material respects.

                           7.3.   Assurance  of  Performance.   CHP  shall  have
delivered to Five Arrows evidence that the Purchase Price to be paid at any Closing hereunder shall immediately be contributed by CHP to Hospitality Partners who in turn will use such proceeds to fund its capital commitment to Hotel Investors.

                           7.4.  Performance  of  Hotel  Investors  Subscription
Agreement. All of the agreements to be performed or observed by Hotel Investors, CHP and Hospitality Partners pursuant to the terms of the Hotel Investors Subscription Agreement or the terms of the Articles Supplementary shall have been duly performed or observed.

                           7.5.  No  Material  Adverse  Change.  Prior  to  such
Closing Date, there shall be no material adverse change in the assets or liabilities, the business (present or anticipated), or condition, financial or otherwise, the results of operations, of CHP and each of CHP's Subsidiaries.

                           7.6. Valid Issuance. The Shares to be issued and sold
by CHP and to be acquired by Five Arrows on such Closing Date shall be duly authorized and validly issued to Five Arrows, free and clear of all liens, encumbrances, restrictions and claims of every kind. Five Arrows shall have received properly completed stock certificates representing the number of Shares being purchased by Five Arrows on such Closing Date.

                           7.7. Five Arrows  Director.  The Five Arrows Director
shall be serving as a member of the Board of Directors of CHP.

                           7.8.  D&O  Insurance.   CHP  shall  have   maintained
officers' and directors' liability insurance with respect to the Five Arrows Director and on such terms and with such carrier as are reasonably acceptable to Five Arrows.

                                  ARTICLE VIII

                  8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                           INDEMNITY.

                           8.1.  Survival . The respective  representations  and
warranties and covenants and agreements of CHP and Five Arrows contained in this Agreement or in any Schedule or Exhibit attached hereto shall survive the Closing and shall terminate on January 1, 2002, except that the representations and warranties and covenants and agreements contained in Sections 2.13, 2.14 and
2.15 (and any applicable Schedule) shall terminate upon the expiration of the applicable statute of limitations giving effect to any extensions thereof.

                           8.2.     Indemnification.

                           (a) Each of CHP and Five  Arrows,  as the case may be
(each, an "Indemnifying Party"), agrees to indemnify and hold the other and such other's respective stockholders, partners, officers, directors, members, employees, counsel, accountants and agents (each, an "Indemnified Party") harmless from any damages, liabilities, losses, costs or expenses (including, without limitation, reasonable counsel fees and expenses) suffered or paid, directly or indirectly, as a result of or arising out of (without regard to any materiality, material adverse effect or knowledge qualifier) (i) the breach or non-compliance with any covenant, agreement or obligation contained herein by an Indemnifying Party, (ii) the breach of or the failure of any respective representation or warranty contained herein made by an Indemnifying Party, (iii) any breach of any covenant, agreement or obligation contained in the Registration Rights Agreement, or any other Transaction Document by an Indemnifying Party, (iv) all Taxes resulting from CHP being severally liable for any Taxes pursuant to Section 1.1502-6 of the Treasury Regulations or any analogous state or local provision or (v) any Environmental Liabilities arising out of any (A) any Releases or threatened Releases of Hazardous Materials at or from the properties of CHP or its Subsidiaries; (B) any violations of Environmental Laws; (C) any Environmental Claim related to the conditions existing prior to each applicable Closing Date; and (D) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Material used, handled, generated, transported or disposed by CHP, any of its Subsidiaries or any predecessor in interest at the properties of CHP or its Subsidiaries. However, the Indemnifying Party shall be obligated to indemnify the Indemnified Party only when the aggregate of all damages, liabilities, losses, costs or expenses suffered or paid by the Indemnified Party as to which a right of indemnification is provided under this Article VIII exceeds $200,000 (the "Threshold Amount"). After the aggregate amount of all damages, liabilities, losses, costs or expenses suffered or paid by the Indemnified Party exceeds the Threshold Amount, the Indemnifying Party shall be obligated to indemnify the Indemnified Party for all such damages, liabilities, losses, costs or expenses suffered or paid. Notwithstanding anything in this Agreement to the contrary, the liability of CHP hereunder shall in no event exceed the Five Arrows Investment received by CHP pursuant to this Agreement (except for CHP's liability under clause (iv) of this paragraph (a).

                           (b) If any action, suit,  proceeding or investigation
is   commenced,   as  to  which  an   Indemnified   Party   proposes  to  demand
indemnification, it shall notify the Indemnifying Party with reasonable promptness and the Indemnifying Party shall have the right to assume the defense thereof; provided, however, that any failure by an Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations hereunder, except to the extent that the Indemnifying Party shall have been materially prejudiced in its ability to defend the action, suit, proceedings or investigation for which such indemnification is sought by reason of such failure. An Indemnified Party shall have the right to retain counsel of its own choice in its sole discretion, and the Indemnifying Party shall pay the reasonable fees, reasonable expenses and reasonable disbursements of such counsel only if the Indemnifying Party has declined or failed to assume the defense thereof or if the Indemnifying Party's counsel would be unable to defend such claim on behalf of the Indemnified Party by virtue of a conflict of interest; and such counsel shall to the extent consistent with its professional responsibilities cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party. The Indemnifying Party shall be liable for any settlement of any claim against an Indemnified Party made with the Indemnifying Party's written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without prior written consent of an Indemnified Party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to an Indemnified Party of an unconditional release from all liability in respect to such claim.

                           (c) In  order  to  provide  for  just  and  equitable
contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Indemnifying Party, on the one hand, and an Indemnified Party, on the other, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs and expenses to which the indemnified persons may be subject in accordance with the relative benefits received by the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in expenses and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution on account thereof from any person who is not also found liable for such fraudulent misrepresentation.

                           (d) The  obligations  to indemnify  and hold harmless
pursuant to this Section 8.2 shall survive each Closing Date and shall terminate with respect to any unasserted claim based on a breach of or the non-compliance with any covenant, agreement or obligation or a breach of or a failure of any representation or warranty contained in (i) this Agreement (other than Sections 2.13, 2.14 and 2.15) on January 1, 2002 and (ii) Sections 2.13, 2.14 and 2.15
and the obligation set forth in Section 8.2(a)(iv) hereof upon expiration of the applicable statute of limitations giving effect to any extensions thereof.

                                   ARTICLE IX

                  9.       MISCELLANEOUS.

                           9.1. Preservation of Confidential  Information.  Five
Arrows shall keep confidential any and all non-public information obtained from CHP concerning CHP's properties, operations and business (unless readily ascertainable from public or published information or trade sources) until the same ceases to be non-public (or becomes so ascertainable).

                           9.2.    Governing   Law.   The   interpretation   and
construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

                           9.3.   Prevailing  Party.  The  prevailing  party  or
parties in any litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

                           9.4. Captions.  The Article and Section captions used
herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

                           9.5. Publicity.  Except as otherwise required by law,
none of the parties hereto shall issue any press release or take any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein. Any statement so issued or made shall require the reasonable prior approval of the other parties hereto as to the contents and the manner of presentation and publication thereof.

                           9.6. Notices. All notices,  statements,  instructions
or other documents required to be given hereunder, shall be in writing and shall be given either by hand delivery, by overnight delivery service, by facsimile transmission or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:

                           if to Five Arrows, to:

                           Five Arrows Realty Securities II L.L.C.
                           c/o Rothschild Realty, Inc.
                           1251 Avenue of the Americas
                           51st Floor
                           New York, New York  10020
                           Facsimile No.  (212) 403-3520
                           Attention:  Matthew W. Kaplan
                           with a copy to its counsel:

                           Schulte Roth & Zabel LLP
                           900 Third Avenue
                           New York, New York  10022-4728
                           Facsimile No. (212) 593-5955
                           Attention:  Andre Weiss

                           if to CHP or Hotel Investors, to:

                           CNL Hospitality Properties, Inc.
                           or CNL Hotel Investors, Inc. (as the case may be) c/o CNL Hospitality Group
                           400 E. South Street
                           Orlando, FL  32801
                           Facsimile No.  (407) 428-9370
                           Attention:  C. Brian Strickland

                           with a copy to its counsel:

                           Shaw Pittman Potts & Trowbridge
                           2300 N Street, N.W.
                           Washington, D.C.  20037
                           Facsimile No.  (202) 663-8007
                           Attention:  Thomas H. McCormick

and to any other parties at their addresses reflected in the stock records of CHP. Five Arrows, by written notice given to CHP in accordance with this Section 9.6, and CHP by written notice to Five Arrows, may change the address to which notices, statements, instruction or other documents are to be sent to such party. All notices, statements, instructions and other documents delivered hereunder shall be deemed effective upon receipt.

                           9.7. Successors and Assigns.  This Agreement shall be
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                           9.8. Counterparts.  This Agreement may be executed in
two or more counterparts, all of which taken together shall constitute one instrument.

                           9.9. Entire Agreement. This Agreement,  including the
other documents referred to herein or annexed as Exhibits or Schedules hereto which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           9.10.  Amendments.  This Agreement may not be changed
orally, but only by an agreement in writing signed by the parties hereto.

                           9.11.  Severability.  In case any  provision  in this
Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

                           9.12. Termination of Agreement.  The Agreement may be
terminated upon mutual written agreement of the parties.

         [The remainder of this page has been intentionally left blank.]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                   CNL HOSPITALITY PROPERTIES, INC.

                                   By:  /s/ James M. Seneff, Jr.
                                        -----------------------------
                                        Name:James M. Seneff, Jr.
                                        Title:Chairman and Chief Executive
                                              Officer

                                   FIVE ARROWS REALTY SECURITIES II L.L.C.

                                   By:  /s/ Matthew W. Kaplan
                                        -------------------------
                                        Name:Matthew W. Kaplan
                                        Title:Manager

                                   CNL HOTEL INVESTORS, INC.

                                   By:  /s/ James M. Seneff, Jr.
                                        -----------------------------
                                        Name:James M. Seneff, Jr.
                                        Title:Chairman and Chief Executive
                                              Officer

                                    EXHIBIT 1

                                     Hotels

Project                                  Owner
--------------------------------------------------------------------------------

Courtyard:

    Addison, TX                          Acourt Property, Ltd.

    Plano, TX                            PLC Hotel Property, Ltd.

    Scottsdale, AZ                       SAHD Property, L.P.

    Seattle, WA                          Westlake Hotel Property, L.P.


Residence Inn:

    Las Vegas, NV                        LVHC Hotel Property,
                                         Limited Partnership

    Phoenix, AZ                          PARI Hotel Property, L.P.

    Plano, TX                            PLRI Hotel Property, Ltd.


Marriott Suites:

    Dallas, TX                           Marcen Property, Ltd.

                                   EXHIBIT 1.5

                             Form of Promissory Note

Exhibits and Schedules

Schedule 2.1          -    Liens, Encumbrances, Restrictions and Claims

Schedule 2.2          -    Contravention

Schedule 2.3          -    Jurisdictions Where CHP is Qualified to Do Business

Schedule 2.4          -    Capitalization

Schedule 2.6          -    Subsidiaries and Investments

Schedule 2.7(b)       -    Material Adverse Changes

Schedule 2.8          -    Title to Properties Encumbrances

Schedule 2.9          -    Leases

Schedule 2.10         -    Material Contracts

Schedule 2.11         -    Restrictive Documents

Schedule 2.12         -    Litigation

Schedule 2.13         -    ERISA Plans

Schedule 2.14         -    Environmental Matters

Schedule 2.15         -    Taxes

Schedule 2.16         -    Non-Compliance

Exhibit 1             -    Hotels

Exhibit 1.2           -    Promissory Note

Exhibit 6.4           -    Opinion of CHP's Counsel

Exhibit 6.7           -    Registration Rights Agreement